UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 26, 2018

Lazard Group LLC
(Exact name of registrant as specified in its charter)

Delaware	333-126751	51-0278097
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

30 Rockefeller Plaza
New York, NY 10112
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (212) 632-6000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On September 26, 2018, Lazard Ltd issued a press release announcing the early tender results of the previously announced cash tender offer (the “Tender Offer”) of its subsidiary Lazard Group LLC for up to $250 million aggregate principal amount of its outstanding 4.250% Senior Notes due 2020.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In addition, on September 26, 2018, Lazard Ltd issued a separate press release announcing the pricing of the Tender Offer.  A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated September 26, 2018

99.2	Press Release, dated September 26, 2018

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated September 26, 2018

99.2	Press Release, dated September 26, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAZARD GROUP LLC

By:	/s/ Evan L. Russo
Name: Evan L. Russo
Title: Chief Financial Officer

Date:  September 26, 2018